Wiley Reports Second Quarter Fiscal 2022 Results
December 7, 2021 - Hoboken, NJ – Wiley (NYSE: JW-A and JW-B), a global leader in scientific research and career-connected education, today announced results for the second quarter ended October 31, 2021.

SUMMARY
•	GAAP Results: Revenue of $533 million (+9%), Operating Income of $74 million (+6%), and EPS of $0.99 (-19%)
•	Adjusted Results (at constant currency): Revenue of $533 million (+8%), Adjusted EBITDA of $127 million (+7%), and Adjusted EPS of $1.29 (+6%)
•	CFO Transition: John Kritzmacher retiring from Company after eight years of service; Christina Van Tassell joins Wiley as successor

MANAGEMENT COMMENTARY
“Wiley's strong performance reflects our continued effectiveness in helping the world’s leading universities and corporations to increase the impact of new scientific discoveries, improve the return on investment in education, and close critical skill and talent gaps,” said Brian Napack, President and CEO.  “Our revenue growth in Research and Talent Development continues to be particularly noteworthy, driven by steady execution of our strategy and favorable market trends.”

SECOND QUARTER PERFORMANCE
GAAP Measures Unaudited ($millions except for EPS)	Q2 2022	Q2 2021	Change
Revenue	$533.0	$491.0	+9%
Operating Income	$73.9	$69.9	+6%
Diluted EPS	$0.99	$1.22	(19%)
Non-GAAP Measures	Q2 2022	Q2 2021	Change Constant Currency
Revenue	$533.0	$491.0	+8%
Adjusted EBITDA	$127.1	$120.3	+7%
Adjusted EPS*	$1.29	$1.25	+6%

Excluding acquisitions and currency impact, revenue rose 5% for the quarter.  Wiley recorded a favorable FX variance of $2.8 million in Revenue and unfavorable FX variances of $2.1 million in Adjusted EBITDA and $0.03 in Adjusted EPS.

*Adjusted EPS: Wiley’s Adjusted EPS metric excludes the impact of certain non-cash items directly related to acquisitions, most notably the amortization of acquired intangible assets.  The Company does not consider these non-cash items to be indicative of its ongoing operating performance.

Revenue
•	Research Publishing & Platforms rose 9% as reported and at constant currency and 4% excluding acquisitions, driven by strong growth in open access, corporate solutions, and research platforms.
•
Academic & Professional Learning grew 4% as reported and 3% at constant currency, driven by strong recovery in Professional Learning from prior-year COVID lockdown impacts.  This more than offset a decline in Education Publishing due to softer US enrollment and some easing of prior-year COVID-related tailwinds in content and courseware.

•
Education Services increased 17% as reported and 15% at constant currency, driven by 3% growth in University Services (formerly OPM) and strong double-digit growth in Talent Development (formerly mthree).

Adjusted EBITDA
•	Research Publishing & Platforms rose 10% at constant currency, primarily driven by revenue growth.
•	Academic & Professional Learning rose 18% at constant currency, reflecting the Professional Learning recovery.
•	Education Services declined 35% at constant currency due to higher student acquisition costs in University Services and investments to accelerate growth in Talent Development.
•	Adjusted Corporate Expenses were up 12% mainly due to higher employee-related costs.

EPS
•	GAAP EPS was $0.99 as compared to $1.22 in the prior year period, which included a $0.25 discrete tax benefit related to the Coronavirus Aid, Relief, and Economic Security Act (CARES ACT).
•	Adjusted EPS of $1.29 was up 6% at constant currency driven by higher adjusted EBITDA offsetting higher interest expense.

Balance Sheet, Cash Flow, and Capital Allocation
•	Net Debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 2.1 compared to 1.9 in the prior year period.
•
Net Cash Used in Operating Activities (six months) was $76 million compared to $77 million in the prior year period, with higher cash earnings offset by higher annual incentive payments related to Fiscal 2021 outperformance.  Note, Wiley’s seasonal use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual research journal subscriptions.

•	Free Cash Flow less Product Development Spending (six months) was a use of $126 million as compared to a use of $124 million in the prior year.
•	Acquisitions: During the quarter, Wiley acquired research editorial services provider, J&J Editorial, for $12 million.
•	Share Repurchases: During the quarter, the Company utilized approximately $10 million to repurchase approximately 183,000 shares at an average cost per share of $54.54.

FISCAL YEAR 2022 OUTLOOK
Given performance through six months and leading indicators, the Company is reaffirming its full year outlook.

Metric ($millions, except EPS)	Fiscal 2020	Fiscal 2021	Fiscal 2022 Outlook
Revenue	$1,831	$1,942	$2,070 to $2,100
Adjusted EBITDA	$356	$419	$415 to $435
Adjusted EPS	$3.30	$4.00	$4.00 to $4.25
Free Cash Flow	$173	$257	$200 to $220

EARNINGS CONFERENCE CALL
Scheduled for today, December 7 at 10:00 am (ET).  Access webcast at investors.wiley.com, or directly at https://event.on24.com/wcc/r/3551395/01DAF1B2966C0BBB1AB1A59ED5F92CBB.  US callers, please dial (844) 418-0103 and enter the participant code 4565599#.  International callers, please dial (236) 714-3019 and enter the participant code 4565599#.

ABOUT WILEY
Wiley is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces.  For over 200 years, Wiley has fueled the world’s knowledge ecosystem.  Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world. Visit us at Wiley.com, Like us on Facebook and Follow us on Twitter and LinkedIn

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “EBITDA”, “Adjusted EBITDA,” “Adjusted Contribution to Profit,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.  We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses.  These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition.  Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements.  Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors.  Such factors include, but are not limited to: (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent circumstances.

CATEGORY: ALL CORPORATE NEWS

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Revenue, net	$533,003	$491,011	$1,021,391	$922,337
Costs and expenses:
Cost of sales	174,782	154,853	340,738	299,662
Operating and administrative expenses	264,190	247,167	524,779	484,536
Restructuring and related (credits) charges	(1,333)	1,920	(1,609)	4,138
Amortization of intangible assets	21,476	17,166	42,627	34,057
Total costs and expenses	459,115	421,106	906,535	822,393

Operating income	73,888	69,905	114,856	99,944
As a % of revenue	13.9%	14.2%	11.2%	10.8%

Interest expense	(4,997)	(4,461)	(9,636)	(9,075)
Foreign exchange transaction losses	(1,370)	(697)	(1,000)	(779)
(Loss) gain on sale of certain assets	(56)	-	3,694	-
Other income, net	3,150	3,766	6,703	8,157

Income before taxes	70,615	68,513	114,617	98,247

Provision for income taxes	14,648	81	44,820	13,481
Effective tax rate	20.7%	0.1%	39.1%	13.7%
Net income	$55,967	$68,432	$69,797	$84,766
As a % of revenue	10.5%	13.9%	6.8%	9.2%

Earnings per share
Basic	$1.00	$1.22	$1.25	$1.51
Diluted	$0.99	$1.22	$1.24	$1.51

Weighted average number of common shares outstanding
Basic	55,806	56,005	55,833	55,959
Diluted	56,388	56,165	56,477	56,182

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In the three months ended October 31, 2021, we completed the acquisition of J&J Editorial Services, LLC, which is included in our Research Publishing & Platforms segment results.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
US GAAP Earnings Per Share - Diluted	$0.99	$1.22	$1.24	$1.51
Adjustments:
Restructuring and related (credits) charges	(0.02)	0.02	(0.02)	0.05
Foreign exchange losses (gains) on intercompany transactions	0.01	0.01	-	(0.02)
Amortization of acquired intangible assets (3)	0.31	0.25	0.60	0.50
Loss (gain) loss on sale of certain assets (4)	-	-	(0.05)	-
Income tax adjustments (5) (6)	-	(0.25)	0.37	(0.13)
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.29	$1.25	$2.14	$1.91

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended		Six Months Ended
(amounts in thousands)	October 31,		October 31,
	2021	2020	2021	2020
US GAAP Income Before Taxes	$70,615	$68,513	$114,617	$98,247
Pretax Impact of Adjustments:
Restructuring and related (credits) charges	(1,333)	1,920	(1,609)	4,138
Foreign exchange losses (gains) on intercompany transactions	567	231	(228)	(1,338)
Amortization of acquired intangible assets	22,608	18,381	44,892	36,530
Loss (gain) loss on sale of certain assets (4)	56	-	(3,694)	-
Non-GAAP Adjusted Income Before Taxes	$92,513	$89,045	$153,978	$137,577

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$14,648	$81	$44,820	$13,481
Income Tax Impact of Adjustments (7)
Restructuring and related (credits) charges	(277)	654	(232)	1,397
Foreign exchange losses (gains) on intercompany transactions	120	122	19	(490)
Amortization of acquired intangible assets	5,420	4,335	10,263	8,633
Loss (gain) loss on sale of certain assets (4)	14	-	(922)	-
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (5)	-	(83)	(20,726)	(6,772)
Impact of US CARES Act (6)	-	13,998	-	13,998
Non-GAAP Adjusted Income Tax Provision	$19,925	$19,107	$33,222	$30,247

US GAAP Effective Tax Rate	20.7%	0.1%	39.1%	13.7%
Non-GAAP Adjusted Effective Tax Rate	21.5%	21.5%	21.6%	22.0%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

(4) The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment and resulted in a pretax gain of approximately $3.7 million during the six months ended October 31, 2021.

(5) In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million, or $0.37 per share non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. These adjustments impacted deferred taxes.

In the three months ended July 31, 2020, the UK enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million, or $0.12 per share non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2020. These adjustments impacted deferred taxes.

(6) In connection with the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and certain regulations, we carried back our April 30, 2020 US net operating loss (NOL) to our year ended April 30, 2015 and claimed a $20.7 million refund. The refund plus interest was received in February 2021. The NOL was carried back to fiscal year 2015 when the US corporate tax rate was 35.0%. The carryback to a year with a higher rate, plus certain additional net permanent deductions included in the carryback resulted in a $14.0 million tax benefit, or $(0.25) per share, $8.4 million from current taxes and $5.6 million from deferred taxes, for the three and six months ended October 31, 2020.

(7) For the three and six months ended October 31, 2021 and 2020, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Net Income	$55,967	$68,432	$69,797	$84,766
Interest expense	4,997	4,461	9,636	9,075
Provision for income taxes	14,648	81	44,820	13,481
Depreciation and amortization	54,555	48,430	109,121	97,937
Non-GAAP EBITDA	130,167	121,404	233,374	205,259
Restructuring and related (credits) charges	(1,333)	1,920	(1,609)	4,138
Foreign exchange transaction losses	1,370	697	1,000	779
Loss (gain) on sale of certain assets	56	-	(3,694)	-
Other income, net	(3,150)	(3,766)	(6,703)	(8,157)
Non-GAAP Adjusted EBITDA	$127,110	$120,255	$222,368	$202,019
Adjusted EBITDA Margin	23.8%	24.5%	21.8%	21.9%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$262,873	$240,691	9%	9%
Research Platforms	12,281	10,643	15%	15%
Total Revenue, net	$275,154	$251,334	9%	9%

Contribution to Profit	$77,031	$74,088	4%	8%
Adjustments:
Restructuring charges (credits)	22	(238)	#	#
Non-GAAP Adjusted Contribution to Profit	$77,053	$73,850	4%	8%
Depreciation and amortization	23,464	19,765	-19%	-18%
Non-GAAP Adjusted EBITDA	$100,517	$93,615	7%	10%
Adjusted EBITDA margin	36.5%	37.2%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$98,581	$102,428	-4%	-5%
Professional Learning	77,948	67,485	16%	15%
Total Revenue, net	$176,529	$169,913	4%	3%

Contribution to Profit	$41,071	$30,007	37%	36%
Adjustments:
Restructuring (credits) charges	(465)	1,541	#	#
Non-GAAP Adjusted Contribution to Profit	$40,606	$31,548	29%	28%
Depreciation and amortization	18,148	17,720	-2%	-2%
Non-GAAP Adjusted EBITDA	$58,754	$49,268	19%	18%
Adjusted EBITDA margin	33.3%	29.0%

Education Services:
Revenue, net
University Services (3)	$58,081	$56,261	3%	3%
Talent Development Services (2) (4)	23,239	13,503	72%	67%
Total Revenue, net	$81,320	$69,764	17%	15%

Contribution to Profit	$721	$7,296	-90%	-91%
Adjustments:
Restructuring charges	6	84	93%	93%
Non-GAAP Adjusted Contribution to Profit	$727	$7,380	-90%	-91%
Depreciation and amortization	8,813	7,210	-22%	-22%
Non-GAAP Adjusted EBITDA	$9,540	$14,590	-35%	-35%
Adjusted EBITDA margin	11.7%	20.9%

Corporate Expenses:	$(44,935)	$(41,486)	-8%	-8%
Adjustments:
Restructuring (credits) charges	(896)	533	#	#
Non-GAAP Adjusted Contribution to Profit	$(45,831)	$(40,953)	-12%	-12%
Depreciation and amortization	4,130	3,735	-11%	-11%
Non-GAAP Adjusted EBITDA	$(41,701)	$(37,218)	-12%	-12%

Consolidated Results:
Revenue, net	$533,003	$491,011	9%	8%

Operating Income	$73,888	$69,905	6%	9%
Adjustments:
Restructuring (credits) charges	(1,333)	1,920	#	#
Non-GAAP Adjusted Contribution to Profit	$72,555	$71,825	1%	4%
Depreciation and amortization	54,555	48,430	-13%	-12%
Non-GAAP Adjusted EBITDA	$127,110	$120,255	6%	7%
Adjusted EBITDA margin	23.8%	24.5%

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2021, we moved the WileyNXT product offering from Academic & Professional Learning – Education Publishing to Education Services – Talent Development Services. As a result, the prior period results related to the WileyNXT product offering have been included in Education Services - Talent Development Services. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $0.7 million, $(0.1) million, and $(0.1) million, respectively, for the three months ended October 31, 2020. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $1.2 million, $(0.2) million, and $(0.2) million, respectively, for the six months ended October 31, 2020. There were no changes to our total consolidated financial results.

(3) University Services was previously referred to as Education Services OPM.

(4) Talent Development Services was previously referred to as mthree.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$526,231	$471,155	12%	9%
Research Platforms	23,679	20,989	13%	13%
Total Revenue, net	$549,910	$492,144	12%	10%

Contribution to Profit	$155,839	$143,906	8%	9%
Adjustments:
Restructuring charges (credits)	238	(435)	#	#
Non-GAAP Adjusted Contribution to Profit	$156,077	$143,471	9%	9%
Depreciation and amortization	47,226	39,466	-20%	-18%
Non-GAAP Adjusted EBITDA	$203,303	$182,937	11%	11%
Adjusted EBITDA margin	37.0%	37.2%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$164,961	$166,031	-1%	-3%
Professional Learning	150,832	130,314	16%	14%
Total Revenue, net	$315,793	$296,345	7%	5%

Contribution to Profit	$49,223	$29,729	66%	61%
Adjustments:
Restructuring (credits) charges	(294)	1,574	#	#
Non-GAAP Adjusted Contribution to Profit	$48,929	$31,303	56%	52%
Depreciation and amortization	36,512	36,524	0%	1%
Non-GAAP Adjusted EBITDA	$85,441	$67,827	26%	23%
Adjusted EBITDA margin	27.1%	22.9%

Education Services:
Revenue, net
University Services (3)	$112,475	$106,523	6%	5%
Talent Development Services (2)(4)	43,213	27,325	58%	50%
Total Revenue, net	$155,688	$133,848	16%	14%

Contribution to Profit	$(1,106)	$7,752	#	#
Adjustments:
Restructuring (credits) charges	(28)	223	#	#
Non-GAAP Adjusted Contribution to Profit	$(1,134)	$7,975	#	#
Depreciation and amortization	17,116	14,489	-18%	-17%
Non-GAAP Adjusted EBITDA	$15,982	$22,464	-29%	-30%
Adjusted EBITDA margin	10.3%	16.8%

Corporate Expenses:	$(89,100)	$(81,443)	-9%	-9%
Adjustments:
Restructuring (credits) charges	(1,525)	2,776	#	#
Non-GAAP Adjusted Contribution to Profit	$(90,625)	$(78,667)	-15%	-14%
Depreciation and amortization	8,267	7,458	-11%	-11%
Non-GAAP Adjusted EBITDA	$(82,358)	$(71,209)	-16%	-15%

Consolidated Results:
Revenue, net	$1,021,391	$922,337	11%	9%

Operating Income	$114,856	$99,944	15%	15%
Adjustments:
Restructuring (credits) charges	(1,609)	4,138	#	#
Non-GAAP Adjusted Contribution to Profit	$113,247	$104,082	9%	9%
Depreciation and amortization	109,121	97,937	-11%	-10%
Non-GAAP Adjusted EBITDA	$222,368	$202,019	10%	9%
Adjusted EBITDA margin	21.8%	21.9%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31,	April 30,
	2021	2021
Assets:
Current assets
Cash and cash equivalents	$100,898	$93,795
Accounts receivable, net	291,891	311,571
Inventories, net	39,725	42,538
Prepaid expenses and other current assets	67,952	78,393
Total current assets	500,466	526,297

Product development assets, net	46,274	49,517
Royalty advances, net	15,260	39,582
Technology, property and equipment, net	271,774	282,270
Intangible assets, net	970,036	1,015,302
Goodwill	1,302,234	1,304,340
Operating lease right-of-use assets	121,708	121,430
Other non-current assets	118,279	107,701
Total assets	$3,346,031	$3,446,439

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$51,271	$95,791
Accrued royalties	102,137	78,582
Short-term portion of long-term debt	12,500	12,500
Contract liabilities	267,890	545,425
Accrued employment costs	85,890	144,744
Accrued income taxes	12,862	8,590
Short-term portion of operating lease liabilities	22,353	22,440
Other accrued liabilities	89,606	80,900
Total current liabilities	644,509	988,972
Long-term debt	1,032,505	809,088
Accrued pension liability	126,198	146,247
Deferred income tax liabilities	187,931	172,903
Operating lease liabilities	143,638	145,832
Other long-term liabilities	104,585	92,106
Total liabilities	2,239,366	2,355,148
Shareholders' equity	1,106,665	1,091,291
Total liabilities and shareholders' equity	$3,346,031	$3,446,439

Notes:
(1) The supplementary information included in this press release for October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	October 31,
	2021	2020
Operating activities:
Net income	$69,797	84,766
Amortization of intangible assets	42,627	34,057
Amortization of product development assets	18,088	17,448
Depreciation and amortization of technology, property, and equipment	48,406	46,432
Other noncash charges	56,311	51,624
Net change in operating assets and liabilities	(310,851)	(310,949)
Net cash used in operating activities	(75,622)	(76,622)

Investing activities:
Additions to technology, property, and equipment	(37,676)	(36,430)
Product development spending	(13,001)	(10,999)
Businesses acquired in purchase transactions, net of cash acquired	(13,615)	(229)
Proceeds related to the sale of certain assets	3,375	-
Acquisitions of publication rights and other	(1,654)	(14,021)
Net cash used in investing activities	(62,571)	(61,679)

Financing activities:
Net debt borrowings	227,476	59,590
Cash dividends	(38,619)	(38,480)
Purchases of treasury shares	(17,367)	-
Other	(24,444)	(2,511)
Net cash provided by financing activities	147,046	18,599

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,742)	3,301

Change in cash, cash equivalents and restricted cash for period	7,111	(116,401)

Cash, cash equivalents and restricted cash - beginning	94,359	203,047
Cash, cash equivalents and restricted cash - ending	$101,470	$86,646

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Six Months Ended
	October 31,
	2021	2020
Net cash used in operating activities	$(75,622)	$(76,622)
Less: Additions to technology, property, and equipment	(37,676)	(36,430)
Less: Product development spending	(13,001)	(10,999)
Free cash flow less product development spending	$(126,299)	$(124,051)

Notes:
(1) The supplementary information included in this press release for the six months ended October 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share (Adjusted EPS);
• Free Cash Flow less Product Development Spending;
• Adjusted Contribution to Profit and margin;
• Adjusted Income Before Taxes;
• Adjusted Income Tax Provision;
• Adjusted Effective Tax Rate;
• EBITDA, Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.

We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.

The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments since we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time as it removes the impact of depreciation and amortization expense, as well as a consistent basis to evaluate operating profitability and comparing our financial performance to that of our peer companies and competitors.

For example:

•        Adjusted EPS, Adjusted Contribution to Profit, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.

We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.